EXHIBIT 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT

This AMEDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made and entered into as of August 6, 2007 (the “Effective Date”), by and between VAIL RESORTS DEVELOPMENT COMPANY (“VRDC”), a wholly-owned subsidiary of VAIL RESORTS, INC. (“VRI”), and Keith Fernandez (“Executive”).

RECITALS

A. VRDC and Executive entered into that certain Employment Agreement, dated as of May 4, 2006 (the “Original Agreement”), in connection with Executive’s appointment as President and Chief Operating Officer of VRDC; and

B. VRDC and Executive desire to amend the Original Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 2(d) of the Original Agreement is hereby deleted and replaced in its entirety as follows:

(d) Long Term Incentive Compensation. On the Effective Date (the “Grant Date”), Executive shall be entitled to receive certain grants of VRI Restricted Stock Units (“RSUs”), subject to the terms of the VRI Amended and Restated 2002 Long Term Incentive and Share Award Plan (or such successor equity compensation plan, together, the “Equity Compensation Plan”) and the agreement provided pursuant thereto, as follows: (1) a grant of RSUs with a value of $150,000 (calculated using the Company’s standard valuation methodology) in respect of services performed by Executive for the fiscal year ended July 31, 2007, which shall vest immediately upon grant, and (2) a grant of RSUs, with a value of $300,000 (calculated using the Company’s standard valuation methodology) which shall vest in two equal increments, 1/2 on the first anniversary of the Grant Date and 1/2 on the second anniversary of the Grant Date. Thereafter, each year commencing on or about October 2007 or such other date as determined by the Compensation Committee of the Board of Directors of VRI (the “Compensation Committee”), the Executive shall receive an equity incentive grant, in such form as determined by the Compensation Committee, under and subject to the terms of the Equity Compensation Plan and the agreement provided pursuant thereto, in a value of $450,000 (using the Company’s standard valuation methodology), as such value and terms, including the period of vesting, may be adjusted by the Compensation Committee in their sole discretion.

2. The Original Agreement is hereby amended throughout to replace the words “restricted VRI shares” and “restricted shares” with the term RSUs as defined in Section 2(d) of the Original Agreement, as amended by this Amendment.

3.  Except as modified by this Amendment, the Original Agreement shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.  The internal laws of the State of Colorado law shall govern the construction and enforcement of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day of the date first written above.

VAIL RESORTS DEVELOPMENT COMPANY:

By:/s/ Robert A. Katz
Robert A. Katz, Chief Executive Officer

EXECUTIVE:

/s/ Keith Fernandez
Keith Fernandez